Exhibit 10.2

June 25, 2026

D. Boral Capital LLC

590 Madison Avenue, 39th Floor

New York, New York 10022

Ladies and Gentlemen:

Subject to the terms and conditions herein (this “Agreement”) Global Interactive Technologies, Inc., a Delaware corporation (the “Company”), hereby agrees to sell up to an aggregate of (i) shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), (ii) pre-funded warrants to purchase shares of Common Stock (the “Pre-Funded Warrants” and, together with the Shares, the “Underlying Securities”), and (iii) common stock purchase warrants (the “Common Warrants”) to purchase shares of Common Stock (the “Common Warrant Shares”), directly to various purchasers (each, a “Purchaser” and, collectively, the “Purchasers”) through D. Boral Capital LLC, as Placement Agent (the “Placement Agent”). The aggregate gross proceeds from the sale of the Underlying Securities and Common Warrants shall be approximately Two Million Dollars ($2,000,000). This Agreement and the documents executed and delivered by the Company and the Purchasers in connection with the Offering (as defined below), including, without limitation, a securities purchase agreement (the “Purchase Agreement”), shall be collectively referred to herein as the “Transaction Documents.” The Underlying Securities and the Common Warrants are collectively referred to as the “Securities.” The Placement Agent may retain other brokers or dealers to act as sub-agents or selected-dealers on its behalf in connection with the Offering. The Securities are being offered by the Company to certain investors in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), with the terms of the offering to be subject to market conditions and negotiations among the Company, the Placement Agent and the prospective investors (the “Offering”). Capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Purchase Agreement. Prior to the signing of any Purchase Agreement, officers of the Company will be available to answer inquiries from the prospective Purchasers.

1.Agreement to Act as Placement Agent. On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement:

(a) The Company hereby authorizes the Placement Agent to act as its exclusive agent to solicit offers for the purchase of all or part of the Securities from the Company in connection with the proposed offering of the Securities (the “Offering”). Until the Closing Date (as defined below) or earlier upon termination of this Agreement pursuant to Section 7, the Company shall not, without the prior written consent of the Placement Agent, solicit or accept offers to purchase the Securities otherwise than through the Placement Agent,

(b) The Company hereby acknowledges that the Placement Agent has agreed, as agent of the Company, to use its reasonable “best efforts” to solicit offers to purchase the Securities from the Company on the terms and subject to the conditions set forth herein. The Placement Agent shall use commercially reasonable efforts to assist the Company in obtaining performance by each Purchaser whose offer to purchase Securities has been solicited by the Placement Agent and accepted by the Company, but the Placement Agent shall not, except as otherwise provided in this Agreement, be obligated to disclose the identity of any potential purchaser or have any liability to the Company in the event any such purchase is not consummated for any reason. Under no circumstances will the Placement Agent be obligated to underwrite or purchase any Securities for its own account and, in soliciting purchases of the Securities, the Placement Agent shall act solely as the Company’s agent and not as principal.

(c) Subject to the provisions of this Section 1, offers for the purchase of the Securities may be solicited by the Placement Agent as agent for the Company at such times and in such amounts as the Placement Agent deems advisable. The Placement Agent shall communicate to the Company, orally or in writing, each reasonable offer to purchase Securities received by it as agent of the Company. The Company shall have the sole right to accept offers to purchase Securities and may reject any such offer, in whole or in part. The Placement Agent shall have the right, in its discretion reasonably exercised, without notice to the Company, to reject any offer to purchase Securities received by it, in whole or in part, and any such rejection shall not be deemed a breach of this Agreement.

(d) Each Share (or Pre-Funded Warrant) and accompanying Common Warrant are being sold to the Purchasers at a combined price of $1.83. The Common Warrants shall have an exercise term of five (5) years and shall become exercisable on the Effective Date. The purchases of Securities by the Purchasers shall be evidenced by the execution of the Purchase Agreement by each of the Purchasers and the Company.

(e) As compensation for services rendered, on the Closing Date (as defined in Section 4 hereof), the Company shall pay to the Placement Agent by wire transfer of immediately available funds to an account designated by the Placement Agent, an aggregate amount equal to seven percent (7.0%) of the gross proceeds received by the Company (the “Placement Fee”) from the sale of the Securities on such Closing Date. The Placement Agent may retain other brokers or dealers to act as sub-agents on its behalf in connection with the Offering, the fees of which shall be paid out of the Placement Fee.

(f) The Company hereby agrees to pay the Placement Agent a tail fee equal to seven percent (7.0%) of the aggregate gross proceeds received by the Company in connection with any public or private offering or other financing or capital-raising transaction of any kind (“Tail Financing”) to the extent that such financing or capital is provided to the Company by investors whom the Placement Agent contacted or introduced to the Company during the term of this Agreement, if such Tail Financing is consummated at any time within the six (6) month period following the expiration or termination of this Agreement. The names of such investors shall be identified in writing by the Placement Agent to the Company upon expiration or termination of this Agreement.

(g) The Company hereby grants the Placement Agent, for a period of six (6) months following the Closing Date, a right of first refusal to act as sole book-running manager, sole underwriter, sole placement agent, or sole agent with respect to any public or private equity or equity-linked securities offering of the Company or any of its subsidiaries (collectively, “Future Offerings”). In the event the Company or any of its subsidiaries desires to pursue a Future Offering during the six (6) month period, the Company shall first notify the Placement Agent in writing of the terms and conditions of such proposed Future Offering and provide the Placement Agent ten (10) days to determine whether to accept such engagement.

(h) No Securities which the Company has agreed to sell pursuant to this Agreement and the Purchase Agreement shall be deemed to have been purchased and paid for, or sold by the Company, until such Securities shall have been delivered to the Purchaser thereof against payment by such Purchaser. If the Company shall default in its obligations to deliver Securities to a Purchaser whose offer it has accepted, the Company shall indemnify and hold the Placement Agent harmless against any loss, claim, damage or expense arising from or as a result of such default by the Company subject to and in accordance with the procedures set forth in Section 5(c) herein.

(i) The time and date of closing and delivery of the documents required to be delivered to the Placement Agent pursuant to Sections 3 and 4 hereof (the “Closing”) shall be at 10:00 a.m. (Eastern Time) on June 26, 2026 (the “Closing Date”) at the office of Thompson Hine LLP, 300 Madison Avenue, 27th Floor, New York, New York 10017, or at such other time and location as the Company and the Placement Agent shall otherwise agree.

(j) The Placement Agent represents and warrants that it: (i) is a member in good standing of FINRA, (ii) is registered as a broker/dealer under the Securities Exchange Act of 1934, as amended, (iii) is licensed as a broker/dealer under the laws of the states applicable to the offers and sales of the Securities.

2. Representations and Warranties of the Company. The representations and warranties of the Company contained in Section 3.1 and Article IV of the Purchase Agreement are hereby incorporated by reference in this Agreement, as if made directly by the Company to the Placement Agent on the date of this Agreement, with the understanding that:

(a) any defined terms used in such incorporated sections shall have the meanings given to them in this Agreement or, if no definition is given to them in this Agreement, such defined terms will have the meanings given to them in the incorporated sections;

(b) in the event of a conflict in meaning or defined term between the incorporated sections and this Agreement, this Agreement shall control; and

(c) references to “this Agreement” in the incorporated sections from the Purchase Agreement means this Agreement.

3. Conditions of the Obligations of the Placement Agent and the Purchasers. The respective obligations of the Placement Agent hereunder and the Purchasers under the Purchase Agreement are subject to each of the following terms and conditions:

(a) The representations and warranties of the Company in the Purchase Agreement and incorporated by reference in this Agreement and in any certificates delivered pursuant to Section 3(d) shall be true and correct when made and on and as of the Closing Date as if made on such date. The Company shall have performed all covenants and agreements and satisfied all the conditions contained in this Agreement and the Purchase Agreement required to be performed or satisfied by it at or before the Closing Date.

(b) The Placement Agent shall have received on the Closing Date a certificate, addressed to the Placement Agent and dated the Closing Date, of the chief executive or chief operating officer and the chief financial officer or chief accounting officer of the Company, in their capacity as such officers, to the effect that: (i) the representations, warranties and agreements of the Company in the Purchase Agreement were true and correct when made and are true and correct as of the Closing Date; (ii) the Company has performed all covenants and agreements and satisfied all conditions contained herein and in the Purchase Agreement and (iii) there has not occurred any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, or business affairs of the Company and its subsidiaries considered as a whole.

(c) The Company shall have furnished or caused to be furnished to the Placement Agent such further certificates or documents as the Placement Agent shall have reasonably requested.

4. Covenants and other Agreements of the Company and the Placement Agent.

(a) The Company covenants and agrees as follows:

(i) The Company shall cooperate with the Placement Agent and its counsel with the offering under the laws of such jurisdictions as the Placement Agent may designate and shall maintain such qualifications in effect so long as required for the distribution of the Securities; provided, however, that the Company shall not be required in connection therewith, as a condition thereof, to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction.

(ii) On or before completion of this offering, the Company shall make all filings required under applicable securities laws and by The Nasdaq Stock Market LLC (“Nasdaq”).

(iii) Prior to the Closing Date, the Company will issue no press release or other communications directly or indirectly and hold no press conference with respect to the Company, the condition, financial or otherwise, or the earnings, business affairs or business prospects of any of them, or the offering of the Securities without the prior written consent of the Placement Agent unless in the judgment of the Company and its counsel, and after notification to the Placement Agent, such press release or communication is required by law, or Nasdaq (or other applicable exchange) rules.

(iv) In addition, from the Effective Date until the date that is thirty (30) days following the Effective Date, subject to certain exceptions provided for in the Purchase Agreement, neither the Company nor any Subsidiary shall without the prior written consent of the Placement Agent issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents, except that such restriction shall not apply with respect to an Exempt Issuance (as defined in the Purchase Agreement). From the Effective Date until the date that is ninety (90) days following the Effective Date, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction (as defined in the Purchase Agreement), subject to certain exceptions provided for in the Purchase Agreement; provided, however, that this Variable Rate Transaction prohibition shall not apply with respect to an at-the-market offering conducted by the Company through the Placement Agent, to the extent such offering is effected within forty-five (45) days following the Effective Date.

(b) The Company agrees to pay, or reimburse if paid by the Placement Agent, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the offering of the Securities and the performance of the obligations of the Company under this Agreement including those relating to: (i) the preparation, printing, reproduction filing and distribution of the resale registration statement including all exhibits thereto, the resale registration statement, all amendments and supplements thereto and any document incorporated by reference therein, and the printing, filing and distribution of this Agreement; (ii) the preparation and delivery of certificates for the Securities to or as directed by the Placement Agent or the Purchasers; (iii) the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws, including the reasonable fees and disbursements of counsel for the Placement Agent in connection with such registration and qualification and the preparation, printing, distribution and shipment of preliminary and supplementary Blue Sky memoranda; (iv) the furnishing (including costs of shipping and mailing) to the Placement Agent of copies of the resale registration statement and all amendments or supplements to the resale registration statement, and of the several documents required by this Section to be so furnished, as may be reasonably requested for use in connection with the offering and sale of the Securities by the Placement Agent or by dealers to whom Securities may be sold; (v) the filing fees of FINRA in connection with its review of the terms of the public offering and reasonable fees and disbursements of counsel for the Placement Agent in connection with such review; (vi) inclusion of the Securities for listing on Nasdaq; and (vii) all transfer taxes, if any, with respect to the sale and delivery of the Securities by the Company to the Purchasers. The Company will reimburse the Placement Agent for all reasonable out-of-pocket costs and expenses, including its legal fees and disbursements, in connection with the purchase and sale of the Securities contemplated hereby in an amount not to exceed $50,000.

(c) The Company acknowledges and agrees that the Placement Agent has acted and is acting solely in the capacity of a principal in an arm’s length transaction between the Company, on the one hand, and the Placement Agent, on the other hand, with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the Offering) and not as a financial advisor, agent or fiduciary to the Company or any other person. Additionally, the Company acknowledges and agrees that the Placement Agent has not and will not advise the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company has consulted with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Placement Agent shall have no responsibility or liability to the Company or any other person with respect thereto, whether arising prior to or after the date hereof. Any review by the Placement Agent of the Company, the transactions contemplated hereby or other matters relating to such transactions have been and will be performed solely for the benefit of the Placement Agent and shall not be on behalf of the Company.

5. Indemnification.

(a) The Company agrees to indemnify and hold harmless the Placement Agent, its officers and employees and each person, if any, who controls the Placement Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Transaction Document or any “issuer-information” filed or required to be filed pursuant to Rule 433(d) of the Rules, any amendment thereof or supplement thereto, or in any Blue Sky application or other information or other documents executed by the Company filed in any state or other jurisdiction to qualify any or all of the Securities under the securities laws thereof (any such application, document or information being hereinafter referred to as a “Blue Sky Application”) or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that such indemnity shall not inure to the benefit of the Placement Agent (or any person controlling such Placement Agent) on account of any losses, claims, damages or liabilities arising from the sale of the Securities to any person by or through the Placement Agent if such untrue statement or omission or alleged untrue statement or omission was made in Transaction Document or such amendment or supplement thereto, or in any Blue Sky Application in reliance upon and in conformity with information furnished in writing by the Agent specifically for use in the Transaction Documents (the “Agent Information”). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) The Placement Agent agrees to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company, and each officer of the Company who signs the Registration Statement, against any losses, claims, damages or liabilities (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) to which such party may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Transaction Documents or any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Transaction Documents or any such amendment or supplement in reliance upon and in conformity with the Agent Information; provided, however, that the obligation of the Placement Agent to indemnify the Company (including any controlling person, director or officer thereof) shall be limited to the amount of the Placement Fee actually received by the Placement Agent hereunder.

(c) Any party that proposes to assert the right to be indemnified under this Section will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in Section 5(a) or 5(b) shall be available to any party who shall fail to give notice as provided in this Section 5(c) if the party to whom notice was not given was unaware of the action, suit or proceeding to which such notice would have related and was prejudiced by the failure to give such notice but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under this Section 5. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties. An indemnifying party shall not be liable for any settlement of any action, suit, and proceeding or claim effected without its written consent, which consent shall not be unreasonably withheld or delayed.

(d) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is a party or could be named and indemnity was or would be sought hereunder by such indemnified party, unless such settlement, compromise or consent (a) includes an unconditional release of such indemnified party from all liability for claims that are the subject matter of such action, suit or proceeding and (b) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

6. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 5(a) or 5(b) is due in accordance with its terms but for any reason is unavailable to or insufficient to hold harmless an indemnified party in respect to any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate losses, liabilities, claims, damages and expenses (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by any person entitled hereunder to contribution from any person who may be liable for contribution) incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agent on the other hand from the offering of the Securities pursuant to this Agreement or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company on the one hand and the Placement Agent on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The Company and the Placement Agent agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 6, (i) the Placement Agent shall not be required to contribute any amount in excess of the Placement Fee actually received by the Placement Agent; and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person, if any, who controls an Placement Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Placement Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 6, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section 6. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent.

7. Termination.

(a) This Agreement may be terminated by the Placement Agent, in the absolute discretion of the Placement Agent, by notifying the Company at any time at or before the Closing Date if (i) trading in the Common Stock has been suspended by the Commission or The Nasdaq Stock Market, (ii) trading in securities generally as reported by Bloomberg L.P. has been suspended or limited, or minimum prices have not been established on securities whose trades are reported by such service, or on any trading market, (iii) a banking moratorium has been declared either by the United States or New York State authorities, (iv) there has occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or (v) any material adverse change in, any financial market which, in the case of clauses (i) through (v), in the reasonable judgment of the Placement Agent, makes it impracticable or inadvisable to market the Securities or enforce contracts for the sale of the Securities.

(b) If this Agreement is terminated pursuant to any of its provisions, the Company shall not be under any liability to Placement Agent, and the Placement Agent shall not be under any liability to the Company, except that if this Agreement is terminated by the Placement Agent because of any failure, refusal or inability on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement or the other Transaction Documents, the Company will reimburse the Placement Agent for all out-of-pocket expenses (including the reasonable fees and disbursements of its counsel) incurred by it in connection with the proposed Offering or in contemplation of performing their obligations hereunder, provided that such reimbursement shall not exceed $50,000.

8. Miscellaneous. The respective agreements, representations, warranties, indemnities, rights of contribution and other statements of the Company, and the Placement Agent, as set forth in this Agreement or made by or on behalf of them pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Placement Agent or the Company or the or any of their respective officers, directors or controlling persons referred to in Sections 5, 6 and 7 hereof, and shall survive delivery of and payment for the Securities. In addition, the provisions of Sections 4(b), 5, 6 and 7 shall survive the termination or cancellation of this Agreement.

This Agreement has been and is made for the benefit of the Placement Agent, the Company and their respective successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling the Placement Agent, or the Company, and directors and officers of the Company, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include any Purchaser merely because of such purchase. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless and until the same shall be in writing and signed by the Company and the Placement Agent.

All notices and communications hereunder shall be in writing and mailed or delivered or by telephone or if subsequently confirmed in writing, or other electronic transmission (a) if to the Placement Agent, c/o D. Boral Capital LLC, 590 Madison Avenue, 39th Floor, New York, New York 10022 Attention: Equity Capital Markets, and to Thompson Hine LLP, 300 Madison Avenue, 27th Floor, New York, New York 10017, Attention: Faith L. Charles and (b) if to the Company, to its agent for service as such agent’s address appears on the cover page of the Registration Statement.

This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

[Signature Page Follows]

Please confirm that the foregoing correctly sets forth the agreement among us.

Very truly yours,

GLOBAL INTERACTIVE TECHNOLOGIES, INC.

By	/s/ Taehoon Kim
Name:	Taehoon Kim
Title:	Chief Executive Officer

Confirmed:

D. BORAL CAPITAL LLC

By	/s/ Phil Wiederlight
Name:	Phil Wiederlight
Title:	Chief Operating Officer